Exhibit 99.1

Enova Announces Definitive Agreement to Acquire Grasshopper Bank

Will Unite a Leading Online Consumer and Small Business Lender with a Dynamic Digital-First Bank

CHICAGO, December 11, 2025 -- Enova International, Inc. (NYSE: ENVA) (“Enova”), a leading financial services company powered by machine learning and world-class analytics, today announced it has signed a definitive agreement to acquire Grasshopper Bancorp, Inc., and its wholly owned subsidiary Grasshopper Bank N.A. (“Grasshopper”), in a cash and stock transaction valued at approximately $369 million.

Grasshopper is a leading client-first, full-service digital bank founded in 2019 with more than $1.4 billion in total assets as of September 30, 2025. Grasshopper offers digital financial solutions for commercial and consumer customers, including fintech-focused Banking-as-a-Service (BaaS) and API banking platforms, commercial and Small Business Administration lending and consumer banking.

This transaction unites two complementary, market-leading businesses combining Enova’s consumer and small business online lending capabilities and with Grasshopper’s digital banking infrastructure to create a stronger, more diversified financial services provider. Enova's advanced online lending capabilities, deep understanding of its customers and credit risk discipline have enabled it to grow and service its customers for more than 20 years, both as a direct lender and a service provider to FDIC-insured depository institutions. Through its direct and Banking-as-a-Service (BaaS) product offerings, Grasshopper holds approximately $3 billion in total deposits as of September 30, 2025.

“Acquiring and partnering with Grasshopper creates a powerful digital bank that positions us to offer a more comprehensive suite of financial solutions across more states to empower consumers and small businesses with the products they need to succeed,” said David Fisher, Enova’s Chairman & CEO. “Our complementary capabilities and shared customer-first mindset mean we can grow and innovate faster, together. We’re excited to welcome the Grasshopper team to Enova."

“We’re thrilled to join forces with Enova, a market leader in digital lending and a true innovator in the use of technology and analytics in the financial services sector,” said Mike Butler, Grasshopper’s CEO. “This combination of enhanced digital lending and banking will enable us to serve an even broader set of customers while expanding and strengthening the product offerings for our current clients.”

This transaction strengthens both Enova and Grasshopper’s strategic goals and offers compelling benefits for customers and Enova’s shareholders, including:

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Product and operational simplification by offering centralized and scalable lending and deposit products through a national bank charter;
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Significant growth and diversification opportunities by expanding Enova's ability to deliver a more comprehensive suite of financial products in more states;
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Enhanced balance sheet strength and flexibility from more diversified funding opportunities; and
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Increased financial inclusion by leveraging Enova’s technology and allowing the combined company to serve more individuals and communities with convenient, transparent lending and banking services.

“This is a compelling and strategic combination that will enhance our ability to produce consistent and sustainable growth that we believe will deliver significant financial benefits,” said Steve Cunningham, Enova’s CFO. “The additional scale and diversification from this transaction should meaningfully enhance our balance sheet strength and flexibility, leading to substantial revenue and funding synergies and significant EPS accretion. I am thrilled to lead the combined company and Enova into this exciting next chapter.”

Transaction Details

Under the terms of the agreement, Enova will acquire Grasshopper for an aggregate purchase price of approximately $369 million to be paid in a combination of cash and newly issued Enova shares. The transaction is subject to Grasshopper stockholder approval and regulatory approvals from the OCC and the Federal Reserve and other customary closing conditions, and is expected to close during the second half of 2026. The transaction is expected to generate adjusted earnings per share accretion of more than 15% within the first year and more than 25% once the synergies are fully realized beyond the first year.

After closing, Grasshopper Bank will be the bank subsidiary of Enova, which will be a newly formed bank holding company. Mike Butler will serve as President of Grasshopper Bank, reporting to Steve Cunningham, who will be appointed CEO of Grasshopper Bank. Mr. Cunningham will assume the role of Enova CEO effective January 1, 2026, as previously announced.

Advisors

Covington & Burling LLP is serving as legal advisor and Keefe, Bruyette & Woods is serving as financial advisor to Enova. Squire Patton Boggs (US) LLP and Hogan Lovells US LLP are serving as legal advisors and Piper Sandler & Co. is serving as financial advisor to Grasshopper.

Conference Call and Webcast Information

Enova will host a call to discuss the transaction at 7:30 a.m. Central Time / 8:30 a.m. Eastern Time today. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova call. A replay of the conference call will be available until December 18, 2025, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-855-669-9658 (1-412-317-0088). The replay access code is 2631126.

About Enova

Enova International (NYSE: ENVA) is a leading online financial services company that serves small businesses and consumers who are underserved by traditional banks. For over 20 years, Enova has provided over $65 billion in loans and financing to more than 13 million customers by offering a suite of market-leading products powered by the company's world-class analytics, machine learning algorithms and proprietary technology. You can learn more about the company and its portfolio of businesses at www.enova.com.

About Grasshopper

Grasshopper Bancorp, Inc. is a bank holding company and the sole owner of Grasshopper Bank N.A., a client-first, full service digital bank with total assets of $1.4 billion as of September 30, 2025, serving the business and innovation economy. Grasshopper Bank replaces the traditional one-size-fits-all approach to banking with a suite of products and services tailored to specific industries and a passionate team of experts with deep expertise in their fields. Grasshopper Bank's banking solutions cover small businesses, startups, venture capital and private equity firms, fintech-focused Banking-as-a-Service (BaaS) and commercial API banking platforms, SBA lending, commercial real estate lending, yacht lending, and white-labeled consumer banking. Headquartered in New York, New York, the bank is a member of the Federal Deposit Insurance Corporation and is an Equal Housing/Equal Opportunity Lender. For more information, visit Grasshopper Bank's website at www.grasshopper.bank.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, Enova will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “registration statement”), which will contain a proxy statement of Grasshopper and a prospectus of Enova (the “proxy statement/prospectus”), and Enova may file with the SEC other relevant documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY ENOVA, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENOVA, GRASSHOPPER AND THE PROPOSED TRANSACTION. A definitive copy of the proxy statement/prospectus will be mailed to stockholders of Grasshopper when that document is final. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus, as well as other filings containing information about Enova, free of charge from Enova or from the SEC’s website when they are filed by Enova. The documents filed by Enova with the SEC may be obtained free of charge at Enova’s website, at https://ir.enova.com/sec-filings, or by requesting them by mail at Enova International, Inc., Attention: General Counsel, 175 West Jackson Blvd., Suite 600, Chicago, Illinois 60604.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Enova of Grasshopper. However, Enova, Grasshopper and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Grasshopper in respect of the proposed transaction. Information about Enova’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2024 and other documents filed by Enova with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Enova or a solicitation of any vote or approval with respect to the proposed transaction by Enova of Grasshopper, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Concerning Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on these statements. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of senior management with respect to, among other things, projections as to the anticipated benefits of the proposed transaction as well as statements regarding the impact of the proposed transaction on Enova’s and the combined company’s business, financial condition, operations and prospects, the amount and timing of synergies from the proposed transaction and the closing date for the proposed transaction. When used in this communication, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecast,” “project” and similar expressions or variations as they relate to Enova, the combined company or their respective management are intended to identify forward-looking statements.

Forward-looking statements address matters that involve risks and uncertainties that are beyond the ability of Enova to control and, in some cases, predict. Accordingly, there are or will be important factors that could cause the actual results to differ materially from those indicated in these statements. Key factors that could cause the actual financial results, performance or condition to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement entered into between Enova and Grasshopper, including the payment of any termination fee due thereunder; the outcome of any legal proceedings that may be instituted against Enova or Grasshopper; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) or stockholder approvals or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; the ability to obtain or add bank functionality and a bank charter; the possibility that the anticipated benefits and synergies of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Enova and Grasshopper do business; the possibility that the proposed transaction may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; changes in Enova’s share price before the closing of the proposed transaction; risks relating to the potential dilutive effect of shares of Enova common stock to be issued in the proposed transaction; and other factors that may affect future results of Enova and the combined company.

The foregoing list of factors is not exhaustive and new factors may emerge or changes to these factors may occur that could impact Enova’s or the combined company’s business and cause actual results to differ materially from those expressed in any of our forward-looking statements. Additional information regarding these and other factors may be contained in Enova’s filings with the SEC. Readers of this communication are encouraged to review Enova’s filings with the SEC, including the risks described under “Risk Factors” contained in Enova’s Form 10-K and any updates to those risk factors contained in subsequent Forms 10-Q, to obtain more detail about Enova’s risks and uncertainties. The forward-looking statements in this communication are made as of the date of this communication, and Enova disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this communication. All forward-looking statements in this communication are expressly qualified in their entirety by the foregoing cautionary statements.

Non-GAAP Financial Information

In addition to the financial information prepared in conformity with GAAP, Enova provides historical non-GAAP financial information. Enova presents non-GAAP financial information because such measures are used by management in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Adjusted EPS

Enova provides adjusted EPS, which is a non-GAAP measure. Management believes that the presentation of this measure provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which can provide a more complete understanding of Enova's financial performance, competitive position and prospects for the future.

Management utilizes, and also believes that investors utilize, adjusted EPS to assess operating performance, recognizing that such measure may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that adjusted EPS is useful to management and investors in comparing Enova's financial results during the periods shown without the effect of certain items that are not indicative of Enova’s core operating performance or results of operations.

Management provides such non-GAAP financial information for informational purposes and to enhance understanding of Enova’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova’s financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of this measure for comparative purposes.

Contacts

Public Relations Contact:

Erin Yeager, media@enova.com

Investor Relations Contact:

Lindsay Savarese, IR@enova.com

SOURCE: Enova International, Inc.